Exhibit 3.2

SECRETARY’S CERTIFICATE

OF

Meten Holding Group Ltd.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

We, Conyers Trust Company (Cayman) Limited, Secretary of Meten Holding Group Ltd. (the “Company”), DO HEREBY CERTIFY that the following is a Special Resolution passed by the Members of the Company at the Annual General Meeting held on 10th August 2023, and that such resolution has not been modified.

Special Resolution

“IT IS HEREBY RESOLVED, as a special resolution, that the name of the Company be and is hereby changed from “Meten Holding Group Ltd.” to “BTC Digital Ltd.”

/s/ Charlotte Cloete
Charlotte Cloete
for and on behalf of
Conyers Trust Company (Cayman) Limited Secretary

Dated this 11th day of August 2023

www.verify.gov.ky File#: 355912

SECRETARY’S CERTIFICATE

OF

BTC Digital Ltd.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

We, Conyers Trust Company (Cayman) Limited, Secretary of BTC Digital Ltd. (the “Company”), DO HEREBY CERTIFY that the following is an Ordinary Resolution passed by the members of the Company at the Annual General Meeting held on 10th August 2023, which became effective at 5:00 p.m. Cayman Islands time on 23rd August 2023, and that such resolution has not been modified.

Ordinary Resolution

“IT IS HEREBY RESOLVED, as an ordinary resolution, that:

(A)	the 500,000,000 issued and unissued ordinary shares of par value of US$0.003 each in the capital of the Company be and are hereby consolidated into 25,000,000 ordinary shares of nominal or par value of US$0.06 each, with such Share Consolidation to be effective on such date as determined by the Board of Directors, which date must be on or before September 11, 2023 and such date shall be announced by the Company (the “Effective Date”); and

(B)	at the Effective Date, the authorized share capital of the Company shall be US$l,500,000, divided into 25,000,000 ordinary shares of a nominal or par value of US$0.06 each.”

/s/ Rowan Wu
Rowan Wu
for and on behalf of
Conyers Trust Company (Cayman) Limited Secretary

Dated this 24th day of August 2023

www.verify.gov.ky File#: 355912